Exhibit 5.4

STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

RUBEN J. RODRIGUEZ
Deputy Secretary for Southern Nevada

2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2452

OFFICE OF THE
SECRETARY OF STATE

GABRIEL DI CHIARA
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

John Dolkart
100 Pine Street Suite 1250
San Francisco, CA 94111, USA

Work Order #: W2025050801518
May 8, 2025
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 54399

Charges

Description	Fee Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Certificates	Fees	20254884631	5/8/2025 1:42:22 PM	Approved	1	$100.00	$100.00
Total							$100.00

Payments

Type	Description	Payment Status	Amount
Credit Card	7467369304246448403706	Success	$100.00
Credit Card	Service Fee	Success	$2.50
Total			$102.50

Credit Balance: $0.00

John Dolkart
100 Pine Street Suite 1250
San Francisco, CA 94111, USA

SECRETARY OF STATE

STATE OF NEVADA

CERTIFICATE OF EXISTENCE
WITH STATUS IN GOOD STANDING

I, FRANCISCO V. AGUILAR, the duly qualified and elected Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, non-profit corporations, corporation soles, limited-liability companies, limited partnerships, limited-liability partnerships and business trusts pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I further certify, that the following is a list of all organizational or qualification, as applicable, documents on file in this office for

GivBux, Inc.

Organizational Documents on File	Filing Date
Amendment After Issuance of Stock	11/03/2022
Certificate of Designation	11/03/2022
Certificate of Designation	11/03/2022
Amended Certification of Stock Designation After Issuance of Class/Series	12/15/2020
Amendment After Issuance of Stock	02/11/2020
Amended and Restated Articles	09/16/2019
Certificate of Designation	09/16/2019
Certificate of Revival	09/18/2018
Amended and Restated Articles	09/03/2009
Amendment	07/03/2008
Merge In	04/04/2006
Articles of Incorporation	02/27/2006

I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence GivBux, Inc., as a DOMESTIC CORPORATION (78) duly organized or formed and

SECRETARY OF STATE

STATE OF NEVADA

existing, or duly qualified or registered, as applicable, and by virtue of the laws of the State of Nevada since 02/27/2006, and is in good standing in this state.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 05/08/2025.

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202505085703607
You may verify this certificate online at https://www.nvsilverflume.gov/home

SECRETARY OF STATE

STATE OF NEVADA

DOMESTIC CORPORATION
(78) CHARTER

I, FRANCISCO V. AGUILAR, the duly qualified and elected Nevada Secretary of State, do hereby certify that **GivBux, Inc.** did, on 02/27/2006, file in this office the original   that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 05/08/2025.

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202505085703608
You may verify this certificate
online at https://www.nvsilverflume.gov/home